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                                                                   EXHIBIT 10.10

                          TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is entered into by and between HD AMERICA, INC. ("Licensor") and City Truck & Trailer Parts, Inc. ("Licensee") this 6/th/ day of July 1998 (the "Effective Date").

                              W I T N E S S E T H:
                              -------------------

A. Licensor is the owner of the intellectual property rights, including rights in trademark, service mark, trade name, and copyright, associated with the mark HDA PARTS SYSTEM (the "Trademark").

B. Licensor has applied to register the Trademark in the Principal Register of the United States Patent and Trademark Office.

C. Licensee desires to take a license to use the Trademark, and Licensor desires to grant Licensee a license to use the Trademark, all in accordance with the term and conditions as are set forth herein.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants herein contained, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1. OWNERSHIP OF TRADEMARK AND GOODWILL. Licensee acknowledges that the Trademark and the goodwill associated therewith is owned and will continue to be owned by Licensor. Nothing in this Agreement shall give Licensee any right, title or interest in the Trademark other than the right to use such Trademark in accordance with the terms of the license granted hereunder. Licensee agrees that it will not challenge Licensor's ownership of the Trademark, the validity thereof, or in any manner oppose Licensor's application to register the mark, nor will Licensee move to cancel the registration of the same.

2. GRANT OF LICENSE; TERRITORIAL USE. Effective as of the day hereof and until the termination of this Agreement as provided for herein, Licensor hereby grants to Licensee and Licensee accepts from Licensor an exclusive, royalty-free and revocable license to use the Trademark within the United States, Canada and Mexico. Licensor specifically reserves unto itself the right to assign or enter into other licenses for use of any or all of the Trademark outside of the United States, Canada and Mexico. Licensee acknowledges and agrees that the Trademark is licensed "AS IS." Licensee may not assign or sublicense its rights or duties pursuant to this Agreement. Nothing herein may be construed to grant a license to Licensee for the use of any mark confusingly similar to the Trademark; furthermore, the following marks owned by Licensor are specifically excluded from this grant of license: HDA, HD America, HD America Inc. and Heavy Duty America, and any marks confusingly similar thereto.

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3.   CONSIDERATION FOR LICENSE.  Licensee shall pay all costs and expenses associated with registering the Trademark, including attorney's fees within 30 days of receipt of an invoice from Licensor for such costs, expenses and attorney's fees. Licensee also agrees to place its purchases of parts from Licensor's vendors through the Licensor's purchasing programs and covenants and agrees not to interfere with any purchasing agreements or relationships between Licensor and any of its vendors, including, but not limited to, negotiating or entering into any purchasing agreements with Licensor's vendors that do not include Licensor as a party.

4. USE OF TRADEMARK; QUALITY OF TRADEMARKED GOODS AND SERVICES. Licensee shall use its best efforts to preserve the existing standard of quality associated with and goodwill generated by the Trademark.

     Licensor is aware of the current standards of quality used by Licensee and agrees that these are sufficient to protect the Trademark. Licensee agrees that it will only sell products and services consistent with these current standards. From time to time, Licensor can request reasonable samples of goods and services sold under the Trademark to ensure quality.

     In the event that a particular use of the Trademark by Licensee is deemed objectionable by Licensor (at the sole discretion of the Licensor), Licensee shall cease said use immediately upon written notification by Licensor and Licensee will undertake any reasonable corrective action when requested by Licensor.

5. TERMINATION OF LICENSE. This Agreement will automatically terminate in the event that Licensee ceases to use the Trademark for any reason. In addition, Licensor may terminate this Agreement at any time following Licensee's breach of any term herein, including, but not limited to Licensee's failure to maintain the current standards of quality, in accordance with the 60 day cure period set forth as follows:

     Following the breach of any term contained in this Agreement, Licensor shall promptly notify Licensee of said breach. Licensee shall have 60 days from receipt of notice to cure said breach to the satisfaction of Licensor. If the breach is not cured to the satisfaction of Licensor, Licensor may terminate the Agreement.

     Upon termination, all rights and privileges granted such Licensee with respect to the Trademark shall terminate and all rights in the Trademark and the goodwill connected therewith shall remain the property of Licensor.

     Upon termination of this Agreement for any reason, Licensee shall forthwith discontinue the use of the Trademark and any mark confusingly similar thereto, including, but not limited to the words H D A PARTS SYSTEM, and shall not thereafter operate or do business under any name or in any manner that might tend to give the general public the impression that it is affiliated with the Licensor. Upon termination of this Agreement for any reason, Licensee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains any name or mark identical, or confusingly similar with the Trademark, or any other name, trademark or

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service mark of Licensor, and Licensee shall furnish Licensor with proof of discharge of this obligation within thirty (30) days following the termination as a Licensee.

6.   GENERAL PROVISIONS

     6.1. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     6.2. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts and via facsimile copies, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

     6.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

     6.4. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

     6.5. NO JOINT VENTURE OR PARTNERSHIP. The parties agree that nothing contained herein is to be construed as making the parties joint venturers or partners; furthermore, Licensee shall refrain from using the Trademark or making any other representation that may indicate that such a relationship exists.

     6.6. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

     6.7. THIRD-PARTY BENEFICIARY. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person or entity has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     6.8. SIGNATORY WARRANTY. Each person executing this Agreement warrants that such person is authorized to do so on behalf of the party for whom the person signs this Agreement.

     6.9. VOID OR UNENFORCEABLE CLAUSES. Should one or more clauses of this Agreement be held to be void or unenforceable for any reason by any court of competent jurisdiction, such clause or clauses shall be deemed to be separable in such jurisdiction and the remainder of this Agreement

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shall be deemed to be valid and in full force and effect and the terms of this Agreement shall be equitably adjusted so as to compensate the appropriate party for any consideration lost because of the elimination of such clause or clauses. It is the intent and expectation of each of the parties that each provision of this Agreement will be honored, carried out and enforced as written. Consequently, each of the parties agree that any provisions of this Agreement sought to be enforced in any proceeding hereunder shall, at the election of the party seeking enforcement and notwithstanding the availability of an adequate remedy at law, be enforced by specific performance.

     6.10. WAVIER. Any waiver by either party of any breach by the other shall not be deemed to be a wavier of any other or subsequent breach nor an estoppel to enforce its rights in respect of any other or subsequent breach. This Agreement shall not be waived, altered or rescinded, in whole or in part, except by a writing signed by the party making the waiver or an officer of such party as the case may be. This Agreement constitutes the sole agreements between the parties with respect to the use of Licensor's trademarks and embodies all prior agreement and negotiations with respect to the use of said trademarks. There are no representations of any kind except as contained herein.

     6.11. APPLICABLE STATE LAW. Except as specifically agreed otherwise herein, this agreement shall be deemed made when accepted by the Licensor and shall be governed by and interpreted in accordance with the laws of the State of Missouri and the federal trademark laws of the United States.

     6.12. FUTURE AMENDMENTS. This Agreement shall be deemed to be amended form time to time as may be necessary to bring any of its provisions into conformity with valid applicable laws or regulations. This Agreement may only be otherwise modified or amended by a written instrument signed by both Licensor and Licensee.

     6.13. LITIGATION. In the event any person who is not a licensee of the Licensor uses or infringes the Trademark, the Licensee shall control all litigation and shall be the sole judge as to whether or not suit shall be instituted, prosecuted or settled, the terms of settlement, and whether or not any other action is taken. Licensor will provide all necessary and useful cooperation in connection therewith. Licensee and Licensor shall promptly notify each other of any such use or infringement of which they become aware. Licensor agrees not to sue Licensee for trademark infringement arising out of use of the Trademark permitted by this Agreement.

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     IN WITNESS WHEREOF, the parties hereby cause their respective representatives to execute this Agreement.

                       HD AMERICA, INC. ("LICENSOR")



                       By: /s/ Patrick P Biermann
                       Name: PATRICK P BIERMANN
                       Title: PRESIDENT

                       CITY TRUCK & TRAILER PARTS, INC. ("LICENSEE")



                       By: /s/ John J. Greisch
                       Name: JOHN J. GREISCH
                       Title: CHIEF EXECUTIVE OFFICER

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